Exhibit 1

AMENDMENT TO VOTING AGREEMENTS

     Amendment to Voting Agreements (“Amendment”) made as of September 24, 2004, amends those certain Voting Agreements (collectively, the “Voting Agreements” and each individually, the “Voting Agreement”), by and among Quadrangle Capital Partners LP, Quadrangle Select Partners LP and Quadrangle Capital Partners-A LP (collectively, “Quadrangle”) and each of the undersigned Stockholders (as defined in the Voting Agreements), each dated as of May 7, 2004. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Voting Agreements.

     Upon execution of this Amendment by Quadrangle and each undersigned Stockholder, the Voting Agreement among Quadrangle and each such undersigned Stockholder shall be amended as follows:

     1. The definition of “Merger Agreement” in the second paragraph of each Voting Agreement and Section 5(c)(i) shall be amended to refer to “the Agreement and Plan of Merger and Share Exchange dated as of May 7, 2004, as amended in accordance with the terms set forth in the term sheet attached hereto as Exhibit B (together with the transaction restructuring amendment referenced therein, the “Term Sheet”).” All references in each Voting Agreement to “Merger Agreement” shall mean and refer to the definition of “Merger Agreement” as amended by this Section.

     2. Section 1(e) of each Voting Agreement shall be amended to read as follows:

     “Transaction Documents. Quadrangle has delivered to the Stockholder, and the Stockholder has had the opportunity to review and receive the advice of counsel regarding drafts, each dated May 7, 2004, of the Investment Agreement, the Stock Purchase Agreement, and the Merger Agreement, together with the material exhibits to each, and the Term Sheet.”

     3. Section 2 of each Voting Agreement shall be amended by adding the following sentence to the end of such sentence:

     “Until termination of the Merger Agreement in accordance with its terms, each Stockholder agrees not to exercise any conversion rights which may attach to the Shares held by such Stockholder.”

     4. Exhibit A attached hereto shall be attached to each Voting Agreement as Exhibit B.

     5. All references in each Voting Agreement to “this Agreement,” and to all other words referring to such Voting Agreement (such as “herein,” “hereto,” “herewith” and “hereunder”), shall be deemed to mean and refer to the Voting Agreement, as amended by this Amendment. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, and the parties hereto agree to submit to the exclusive jurisdiction, of the state of Delaware, in connection with any action, suit or proceeding based on or arising under this Amendment. This Amendment may be executed in one or more counterparts, all of which constitute one and the same instrument. Each provision of this Amendment will be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Amendment is determined by a court competent jurisdiction to be invalid or unenforceable and contrary to existing or future applicable law, such invalidity will not impair the operation of or affect those provisions of this Amendment which are valid. In that case, this Amendment will be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be limited, this Amendment will be construed to omit such invalid or unenforceable provisions. Each Voting Agreement, as amended by this Amendment, sets forth the entire understanding of the parties thereto with respect to all matters contemplated thereby and hereby supercedes all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

[Remainder of Page Intentionally Left Blank]

     The undersigned have executed this Agreement intending to be bound hereby as of the date first written above.

STOCKHOLDER

BEHRMAN CAPITAL II, L.P.

By:	Behrman Brothers, LLC
its general partner
/s/ Grant G. Behrman

By: Grant G. Behrman
Title: Managing Member

STRATEGIC ENTREPRENEUR FUND II, L.P.

By:
Its general partner

/s/ Grant G. Behrman

By: Grant G. Behrman
Title: General Partner
Address for notices:

126 E. 56th Street
New York, New York 10022
Attention: Dennis G. Sisco
Facsimile number (212) 980-7024
Electronic mail address: dsisco@behrmancap.com

HARBOURVEST PARTNERS VI-
DIRECT FUND L.P.

By:	HabourVest VI-Direct Associates LLC
its general partner
By:	HarbourVest Partners, LLC
Its Managing Member

/s/ Ofer Nemirovsky

By: Ofer Nemirovsky
Title: Managing Director

HARBOURVEST PARTNERS V-
DIRECT FUND L.P.

By:	HVP V-Direct Associates L.L.C.
Its General Partner
By:	HarbourVest Partners, LLC
Its Managing Member

/s/ Ofer Nemirovsky

By: Ofer Nemirovsky
Title: Managing Director

Address for notices:

HarbourVest Partners, LLC
One Financial Center
44th Floor
Boston, Massachusetts 02111
Attention: Ofer Nemirosky
Facsimile number: (617) 350-0305
Electronic mail address: onemirovsky@hypllc.com

SAIC VENTURE CAPITAL CORPORATION

/s/ Gian Brown

By: Gian Brown
Title: President & General Counsel

Address for notices:

3993 Howard Hughes Parkway
Suite 570
Las Vegas, Nevada 89109
Attention: Gian Brown
With a copy to Kevin A. Werner
Facsimile number: (702) 893-0168
Electronic mail address: Gian.a.Brown@saic-vcc.com

QUADRANGLE CAPITAL PARTNERS LP
By:	Quadrangle GP Investors LP, its General Partner
	By:	Quadrangle GP Investors LLC, its General Partner

		By:	/s/ Michael Huber

Name: Michael Huber
Title: Managing Principal

QUADRANGLE SELECT PARTNERS LP
By:	Quadrangle GP Investors LP, its General Partner
	By:	Quadrangle GP Investors LLC, its General Partner

		By:	/s/ Michael Huber

Name: Michael Huber
Title: Managing Principal

QUADRANGLE CAPITAL PARTNERS-A LP
By:	Quadrangle GP Investors LP, its General Partner
	By:	Quadrangle GP Investors LLC, its
General Partner

		By:	/s/ Michael Huber

Name: Michael Huber
Title: Managing Principal

Address for Notices for above signatories:

Quadrangle Group LLC
375 Park Avenue
New York, New York 10152
Attention: Chief Administrative Officer
Facsimile number: (212) 418-1701
with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
100 Federal Street
Boston, MA 02110
Attention: James Westra, Esq.
Facsimile number: 617) 772-8333
Electronic mail address: james.westra@weil.com